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                                                                     Exhibit 10M

                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of February 6, 2002

                                      Among

                    AVNET RECEIVABLES CORPORATION, as Seller,

                            AVNET, INC., as Servicer,

                                 THE COMPANIES,

                           THE FINANCIAL INSTITUTIONS,

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                                    as Agent


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I     PURCHASE ARRANGEMENTS...........................................2
  Section 1.1 Purchase Facility...............................................2
  Section 1.2 Increases.......................................................2
  Section 1.3 Decreases.......................................................3
  Section 1.4 Payment Requirements............................................4

ARTICLE II    PAYMENTS AND COLLECTIONS........................................4
  Section 2.1 Payments........................................................4
  Section 2.2 Collections Prior to Amortization...............................5
  Section 2.3 Collections Following Amortization..............................6
  Section 2.4 Application of Collections......................................6
  Section 2.5 Payment Rescission..............................................7
  Section 2.6 Maximum Purchaser Interests.....................................7
  Section 2.7 Clean Up Call...................................................7
  Section 2.8 Release of Lock-Box Arrangements................................7

ARTICLE III   COMPANY FUNDING.................................................8
  Section 3.1 CP Costs........................................................8
  Section 3.2 CP Costs Payments...............................................8
  Section 3.3 Calculation of CP Costs.........................................8

ARTICLE IV    FINANCIAL INSTITUTION FUNDING...................................8
  Section 4.1 Financial Institution Funding...................................8
  Section 4.2 Yield Payments..................................................8
  Section 4.3 Selection and Continuation of Tranche Periods...................9
  Section 4.4 Financial Institution Discount Rates............................9
  Section 4.5 Suspension of the LIBO Rate....................................10
  Section 4.6 Extension of Liquidity Termination Date........................10

ARTICLE V     REPRESENTATIONS AND WARRANTIES.................................12
  Section 5.1 Representations and Warranties of The Seller Parties...........12
  Section 5.2 Financial Institution Representations and Warranties...........16

ARTICLE VI    CONDITIONS OF PURCHASES........................................17
  Section 6.1 Conditions Precedent to Initial Incremental Purchase...........17
  Section 6.2 Conditions Precedent to All Purchases and Reinvestments........17

ARTICLE VII   COVENANTS......................................................18
  Section 7.1 Affirmative Covenants of The Seller Parties....................18
  Section 7.2 Negative Covenants of The Seller Parties.......................26

ARTICLE VIII  ADMINISTRATION AND COLLECTION..................................27
  Section 8.1 Designation of Servicer........................................27

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                                       i
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  Section 8.2   Duties of Servicer...........................................28
  Section 8.3   Collection Notices...........................................29
  Section 8.4   Responsibilities of Seller...................................30
  Section 8.5   Reports......................................................30
  Section 8.6   Servicing Fees...............................................30
  Section 8.7   Limited Recourse to Servicer.................................30

ARTICLE IX      AMORTIZATION EVENTS..........................................31
  Section 9.1   Amortization Events..........................................31
  Section 9.2   Remedies.....................................................32

ARTICLE X       INDEMNIFICATION..............................................33
  Section 10.1  Indemnities by The Seller Parties............................33
  Section 10.2  Increased Cost and Reduced Return............................36
  Section 10.3  Other Costs and Expenses.....................................37
  Section 10.4  Allocations..................................................37

ARTICLE XI      THE AGENT....................................................38
  Section 11.1  Authorization and Action.....................................38
  Section 11.2  Delegation of Duties.........................................38
  Section 11.3  Exculpatory Provisions.......................................38
  Section 11.4  Reliance by Agent............................................39
  Section 11.5  Non-Reliance on Agent and Other Purchasers...................39
  Section 11.6  Reimbursement and Indemnification............................39
  Section 11.7  Agent in its Individual Capacity.............................40
  Section 11.8  Successor Agent..............................................40

ARTICLE XII     ASSIGNMENTS; PARTICIPATIONS..................................40
  Section 12.1  Assignments..................................................40
  Section 12.2  Participations...............................................41

ARTICLE XIII    MISCELLANEOUS................................................42
  Section 13.1  Waivers and Amendments.......................................42
  Section 13.2  Notices......................................................43
  Section 13.3  Ratable Payments.............................................44
  Section 13.4  Protection of Ownership Interests of the Purchasers..........44
  Section 13.5  Confidentiality..............................................45
  Section 13.6  Bankruptcy Petition..........................................45
  Section 13.7  Limitation of Liability......................................45
  Section 13.8  CHOICE OF LAW................................................46
  Section 13.9  CONSENT TO JURISDICTION......................................46
  Section 13.10 WAIVER OF JURY TRIAL.........................................46
  Section 13.11 Integration; Binding Effect; Survival of Terms...............46
  Section 13.12 Counterparts; Severability; Section References...............47
  Section 13.13 Bank One Roles...............................................47
  Section 13.14 Characterization.............................................47

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                                       ii

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  Section 13.15 Assignment of Bank One Company's and Bank One's
                Interests under the Original Agreement.......................48
  Section 13.16 Confirmation and Ratification of Terms.......................49

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT


                                      iii
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                             Exhibits and Schedules

Exhibit I    Definitions
Exhibit II   Form of Purchase Notice
Exhibit III Places of Business, Jurisdictions of Organization and Chief Executive Offices of the Seller Parties; Locations of Records; Organizational Number(s); Federal Employer Identification Number(s); Other Names
Exhibit IV   Names of Collection Banks; Collection Accounts
Exhibit V    Form of Compliance Certificate
Exhibit VI   Form of Collection Account Agreement
Exhibit VII  Form of Assignment Agreement
Exhibit VIII Credit and Collection Policy
Exhibit IX   Form of Contract(s)
Exhibit X    Form of Monthly Report

Schedule A  Commitments
Schedule B  Closing Documents
Schedule C  Computation of CP Costs

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                                       iv

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                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

            This Amended and Restated Receivables Purchase Agreement dated as of February 6, 2002 is among Avnet Receivables Corporation, a Delaware corporation ("Seller"), Avnet, Inc., a New York corporation ("Avnet"), as initial Servicer (the Servicer together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement under the heading "Financial Institution" (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), the entities listed on Schedule A to this Agreement under the heading "Company" (together with any of their respective successors and assigns hereunder, the "Companies") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

            The Seller Parties, Bank One, NA (Main Office Chicago), in its capacity as a Financial Institution, the Bank One Company, in its capacity as a Company, and the Agent entered into that certain Receivables Purchase Agreement, dated as of June 28, 2001 (the "Original Agreement").

            Liberty Street Funding Corp. (the "Scotia Company") desires to become a Company party to the Original Agreement, and The Bank of Nova Scotia ("Scotia") desires to become a Financial Institution party to the Original Agreement.

            The Bank One Company desires to assign and transfer an undivided 33.3333333% interest in its, and the Scotia Company desires to acquire an undivided 33.3333333% interest in the Bank One Company's, rights and obligations under the Original Agreement and the other Transaction Documents (including, without limitation, the Capital of the Bank One Company's Purchaser Interests) as set forth herein.

            Bank One, in its capacity as a Financial Institution, desires to assign and transfer an undivided 14.28571% interest in its, and Scotia desires to acquire an undivided 14.28571% interest in Bank One's, rights and obligations as a Financial Institution under the Original Agreement and the other Transaction Documents (including, without limitation, Bank One's Commitment) as set forth herein.

            Each of the parties hereto desires to increase the Purchase Limit under the Original Agreement from $350,000,000 to $450,000,000 and to increase the aggregate amount of the Commitments under the Original Agreement from $357,000,000 to $459,000,000.

            Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

            Each Company may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

            In the event that any Company declines to make any purchase, such Company's Related Financial Institution(s) shall, at the request of Seller, purchase Purchaser Interests that such Company declined to purchase from time to time.

            Bank One, NA (Main Office Chicago) has been requested and is willing to act as Agent on behalf of the Companies and the Financial Institutions in accordance with the terms hereof.

            The parties hereto now desire to amend and restate the Original Agreement in its entirety to read as set forth herein.

                                    AGREEMENT

            Now Therefore , in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, subject to satisfaction of the conditions precedent set forth in Section 6.1, the Original Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                              PURCHASE ARRANGEMENTS

            Section 1.1 Purchase Facility.

            Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, each Company may, at its option, instruct the Agent to purchase on behalf of such Company, or if any Company shall decline to purchase, the Agent shall purchase, on behalf of such declining Company's Related Financial Institutions, Purchaser Interests from time to time in an aggregate amount not to exceed at such time the lesser of (i) the Purchase Limit and (ii) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

            Section 1.2 Increases.

            Seller shall provide the Agent and Scotia with at least two Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a "Purchase Notice"). Each Purchase Notice shall be subject to Section
6.2 hereof (and, in the case of the initial Purchase Notice, Section 6.1) and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $10,000,000) and date of purchase and, in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will promptly notify the Bank

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

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One Company of such Purchase Notice, Scotia will promptly notify the Scotia
Company of such Purchase Notice and the Agent and Scotia will identify the Companies that agree to make the purchase. If any Company declines to make a proposed purchase, Seller may cancel the Purchase Notice as to all Purchasers or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interests, which such Company has declined to purchase, will be made by such declining Company's Related Financial Institutions in accordance with the rest of this Section 1.2. If the proposed Incremental Purchase or any portion thereof is to be made by any of the Financial Institutions, the Agent shall send notice of the proposed Incremental Purchase to the Bank One Company's Related Financial Institutions and/or Scotia shall send notice of the proposed Incremental Purchase to the Scotia Company's Related Financial Institutions, as applicable, in each case concurrently by telecopier, telex or cable specifying
(i) the date of such Incremental Purchase, which date must be at least one Business Day after such notice is received by the applicable Financial Institutions, (ii) each Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution's Purchaser Group are then purchasing and (iii) the requested Discount Rate and Tranche Period. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in
Article VI and the conditions set forth in this Section 1.2, the Companies and/or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of a Company that has agreed to make such Incremental Purchase, such Company's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests of such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution's Purchaser Group are then purchasing. Each Financial Institution's Commitment hereunder shall be limited to purchasing Purchaser Interests that the Company in such Financial Institution's Purchaser Group has declined to purchase. Each Financial Institution's obligation shall be several, such that the failure of any Financial Institution to make available to Seller any funds in connection with any purchase shall not relieve any other Financial Institution of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Financial Institution shall be responsible for the failure of any other Financial Institution to make funds available in connection with any purchase.

            Section 1.3 Decreases. Seller shall provide the Agent and Scotia with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections and the Agent will promptly notify each Purchaser in the Bank One Company's Purchaser Group of such Reduction Notice after the Agent's receipt thereof and Scotia will promptly notify each Purchaser in the Scotia Company's Purchaser Group of such Reduction Notice after Scotia's receipt thereof. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of the Companies and the Financial Institutions in accordance with

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

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the amount of Capital (if any) owing to the Companies (ratably, based on their respective Pro Rata Shares), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution's Capital at such time to the aggregate Capital of all of the Financial Institutions at such time), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. Concurrently with any reduction of Aggregate Capital pursuant to this Section, Seller shall pay to the applicable Purchaser all Broken Funding Costs arising as a result of such reduction. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

            Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to such Purchaser at the "Payment Address" specified for such Purchaser on Schedule A or such other address specified in writing to each other party hereto. If such amounts are payable to the Agent, they shall be paid to the Agent at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent (on behalf of itself and/or any Purchaser) may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

            Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent or relevant Purchaser, as applicable, when due, for the account of the Agent or the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letters (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

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any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Agent.

            Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the benefit of the Agent and the Purchasers for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution, shall set aside Collections to be used to effect any Aggregate Reduction in accordance with Section 1.3 and shall set aside amounts necessary to pay Obligations due on the next succeeding Settlement Date and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection and Deemed Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt (but giving effect to any ratable reduction thereof pursuant to application of an Aggregate Reduction). On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's or applicable Purchaser's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage. If such Capital and Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's or applicable Purchaser's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the Liquidity Termination Date that such Terminating Financial Institution did not consent to extend (as to such Terminating Financial Institution, the "Liquidity Provider Termination Date"), until such Terminating Financial Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Liquidity Provider Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Liquidity Provider Termination Date, divided by (ii) the Aggregate Capital outstanding on such Liquidity Provider Termination Date (the

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

"Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

            Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any Aggregate Unpaids owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's or applicable Purchaser's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids.

            Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

            first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's and the Purchasers' costs of collection and enforcement of this Agreement,

            third, ratably to the payment of all accrued and unpaid fees under the Fee Letters, CP Costs and Yield,

            fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

            fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

            Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each

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of the priorities set forth in Section 2.4 above, shall be shared ratably
(within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

            Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

            Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Purchasers (ratably based on the ratio of each Purchaser's Capital at such time to the Aggregate Capital at such time) within one (1) Business Day an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

            Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to Section 1.3, Servicer shall have the right (after providing written notice to the Agent and Scotia in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the maximum amount drawn, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

            Section 2.8 Release of Lock-Box Arrangements. After all Aggregate Unpaids have been reduced to zero, the Agent and Purchasers agree that the Collection Account Agreements maintained pursuant to Section 7.1(j) hereof for the benefit of the Purchasers shall be terminated and any amounts remaining in such accounts shall be released to Seller, provided, however, if any amounts paid to the Agent or Purchaser is voided, limited or otherwise required to be disgorged by any Purchaser in a bankruptcy, insolvency, reorganization or other proceeding, each Seller Party hereby agrees to use its best efforts to reinstate such Lock-Box arrangements and Collection Account Agreements, and hereby grants a power of attorney (which shall be irrevocable and coupled with an interest) to the Agent and hereby authorizes the Agent, on its behalf, to execute Lock-Box arrangements and Collection Account Agreements in the event of any such reinstatement.

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                                     Page 7
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                                  ARTICLE III
                                 COMPANY FUNDING

            Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Companies for each day that any Capital in respect of any such Purchaser Interest is outstanding.

            Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to each Company an aggregate amount equal to all accrued and unpaid Company Costs in respect of the Capital associated with all Purchaser Interests of such Company for the immediately preceding Accrual Period in accordance with Article II.

            Section 3.3 Calculation of CP Costs. On the fifth Business Day immediately preceding each Settlement Date, each Company shall calculate the aggregate amount of its Company Costs for the applicable Accrual Period and shall notify the Agent of such aggregate amount. Within two (2) Business Days of the Agent's receipt of notification of such Company Costs for all Companies, the Agent shall calculate the aggregate amount of CP Costs due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of the CP Costs due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of the Company Costs due and payable on such Settlement Date to each Company.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

            Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of a change in the rate applicable to the Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If any Purchaser Interest of any Company is assigned or transferred to, or funded by, any Funding Source of such Company pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the assignee or transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Company's Purchaser Group solely for the purposes of Sections 4.1, 4.2, 4.3, 4.4 and 4.5.

            Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of each Financial Institution, Seller shall pay to each Financial Institution an aggregate amount equal to all accrued and unpaid Yield for the entire Tranche Period of each Purchaser Interest funded by such Financial Institution. On the

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fifth Business Day immediately preceding the Settlement Date for each Purchaser
Interest of the Financial Institutions, each Financial Institution shall calculate the aggregate amount of accrued and unpaid Yield for the entire Tranche Period of each Purchaser Interest funded by such Financial Institution and shall notify the Agent of such aggregate amount. Within two Business Days of the Agent's receipt of notification of such applicable Yield for all Financial Institutions, the Agent shall calculate the aggregate amount of Yield due and payable on the applicable Settlement Date and shall notify Seller of the aggregate amount of Yield due and payable on such Settlement Date to each Financial Institution.

            Section 4.3 Selection and Continuation of Tranche Periods.

                  (a) With consultation from (and approval by) the applicable Financial Institution, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

                  (b) Seller or the applicable Financial Institution, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche:
(i) divide any such Purchaser Interest into multiple Purchaser Interests by subdividing the associated Capital for such Purchaser Interest into smaller amounts of Capital, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche by combining the associated Capital for such Purchaser Interests or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends by combining the associated Capital for such Purchaser Interests; provided that in no event may a Purchaser Interest of any Purchaser be combined with a Purchaser Interest of any other Purchaser.

            Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the applicable Financial Institution irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the applicable Financial Institution (or Funding Source) of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof (or assigned or transferred to, or funded by, any Funding Source pursuant to any Funding Agreement or to or by any other Person) shall be the Prime Rate.

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            Section 4.5 Suspension of the LIBO Rate. If any Financial
Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution's Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the Agent shall suspend the availability of the LIBO Rate for the Financial Institutions in such Financial Institution's Purchaser Group and require Seller to select the Prime Rate for any Purchaser Interest funded by the Financial Institutions in such Financial Institution's Purchaser Group accruing Yield at the LIBO Rate.

            Section 4.6 Extension of Liquidity Termination Date.

                  (a) Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Agent (each such notice an "Extension Notice") at least 60 days prior to the Liquidity Termination Date then in effect. After the Agent's receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice. Each Financial Institution may, in its sole discretion, by a revocable notice (a "Consent Notice") given to the Agent on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the "Consent Period"), consent to such extension of such Liquidity Termination Date; provided, however, that, except as provided in
Section 4.6(b), such extension shall not be effective with respect to any of the Financial Institutions if any one or more Financial Institutions: (i) notifies the Agent during the Consent Period that such Financial Institution either does not wish to consent to such extension or wishes to revoke its prior Consent Notice or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or wishes to revoke its prior Consent Notice or fails to respond to the Agent within the Consent Period is herein referred to as a "Non-Renewing Financial Institution"). If none of the events described in the foregoing clauses (i) or (ii) occurs during the Consent Period and all Consent Notices have been received, then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. The Agent shall promptly notify Seller of any Consent Notice or other notice received by the Agent pursuant to this Section 4.6(a).

                  (b) Upon receipt of notice from the Agent pursuant to Section 4.6(a) of any Non-Renewing Financial Institution or that the Liquidity Termination Date has not been extended, one or more of the Financial Institutions (including any Non-Renewing Financial Institution) may proffer to the Agent and the Company in such Non-Renewing Financial Institution's Purchaser Group the names of one or more institutions meeting the criteria set forth in
Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Non-Renewing Financial Institution. Provided the

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
proffered name(s) are acceptable to the Agent and the Company in such Non-Renewing Financial Institution's Purchaser Group, the Agent shall notify the remaining Financial Institutions of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1 and the Commitment of each Non-Renewing Financial Institution shall be reduced to zero. If the rights and obligations under this Agreement and the other applicable Transaction Documents of each Non-Renewing Financial Institution are not assigned as contemplated by this Section 4.6(b) (each such Non-Renewing Financial Institution whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a "Terminating Financial Institution") and at least one Financial Institution is not a Non-Renewing Financial Institution, the then existing Liquidity Termination Date shall be extended for an additional 364 days; provided, however, that (i) the Purchase Limit shall be reduced on the Liquidity Provider Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution as of such date and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Company Purchase Limit of each Company shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Company's Purchaser Group and (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Liquidity Provider Termination Date applicable to such Terminating Financial Institution. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution"; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                  (c) Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a "Financial Institution"; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution prior to its termination as a Financial Institution.

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                                                  RECEIVABLES PURCHASE AGREEMENT

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself (and not as to any other Seller Party), as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure of the Servicer to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body,

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
except for actions, suits or proceedings (i) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or
(ii) that have been publicly disclosed in any periodic report or other filing made by such Seller Party pursuant to, and in full conformity with the requirements of, the Securities Exchange Act of 1934. In addition to the foregoing, there are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened against or affecting the Receivables, the Related Security or any Transaction Document, in or before any court, arbitration or other body. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in

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                                     Page 13
each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business, Jurisdiction of Organization and Locations of Records. The principal places of business, jurisdiction of organization and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on
Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 7.1(h) and/or Section 13.4(a) has been taken and completed. Seller's organizational number assigned to it by its jurisdiction of organization and Seller's Federal Employer Identification Number are correctly set forth on
Exhibit III. Seller has not changed the location of its principal place of business and chief executive office or its corporate structure within the four months prior to June 28, 2001. Seller has not changed its jurisdiction of organization. Seller is a Delaware corporation and is a "registered organization" (within the meaning of Section 9-102 of the UCC in effect in the State of Delaware). Servicer is a New York corporation and is a "registered organization" (within the meaning of Section 9-102 of the UCC in effect in the State of New York).

                  (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. Seller has taken all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all its Collection Accounts and Lock-Boxes.

                  (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since March 31, 2001, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since June 28, 2001, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller,
(B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

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                                                  RECEIVABLES PURCHASE AGREEMENT

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                  (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Seller represents that each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                  (r) Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except as permitted in accordance with Section 7.2(c) and except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

                  (s) Payments to Originator. Seller represents that with respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. Seller represents that no transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Contracts. Seller represents that each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, if any, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws

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                                     Page 15
relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

                  (v) Net Receivables Balance. At all times from June 28, 2001, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis of the sale of Receivables by Originator to Seller.

      Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and the Company in such Financial Institution's Purchaser Group that:

                  (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which any of its property is bound, or
(iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder, except that has already been received.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

            Section 6.1 Conditions Precedent to Initial Incremental Purchase. The initial Incremental Purchase of a Purchaser Interest under, and the effectiveness of, this Agreement is subject to the conditions precedent that (a) the Agent, Scotia and their respective auditors shall have completed a due diligence review satisfactory to the Agent and Scotia of the Originator's operating locations, (b) the Purchasers shall have obtained approval of the transactions contemplated hereby by their respective credit committees, (c) the Agent and Scotia shall have received on or before the date of such purchase those documents listed on Schedule B, (d) the Agent and the Purchasers shall have received all fees and expenses required to be paid on or prior to the date hereof pursuant to the terms of this Agreement and the Fee Letters and (e) the Servicer, Seller and Originator shall have identified in their general ledger a legend satisfactory to the Agent describing the sale of the Receivables to Seller and the purchase of the Purchaser Interests hereunder.

            Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase or
Reinvestment: (i) the Servicer shall have delivered to the Agent and Scotia on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent and Scotia at least three (3) days prior to such purchase or Reinvestment an interim report showing the amount of Eligible Receivables only; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                        (i) the representations and warranties set forth in
      Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                        (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

                        (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

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                                                  RECEIVABLES PURCHASE AGREEMENT

                                     Page 17
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It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII
                                    COVENANTS

            Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself (and not as to any other Seller Party), as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and Scotia:

                        (i) Annual Reporting. Within 120 days after the close of each of its respective fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Avnet, and its Subsidiaries, for such fiscal year certified in a manner acceptable to the Agent by independent public accountants of recognized national standing.

                        (ii) Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, consolidated balance sheets of Avnet, and its Subsidiaries, as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Avnet, and its Subsidiaries, for the period from the beginning of such fiscal year to the end of such quarter, all certified subject to year-end audit adjustments, as to fairness of presentation, GAAP, and consistency, by its chief financial officer, chief accounting officer or treasurer.

                        (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

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                        (iv) Shareholders Statements and Reports. Promptly upon
      the furnishing thereof to the shareholders of Servicer copies of all financial statements, reports and proxy statements so furnished.

                        (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

                        (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, copies of the same.

                        (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's and each Purchaser's consent thereto, provided that such consent shall not be unreasonably withheld.

                        (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                  (b) Notices. Such Seller Party will notify the Agent and Scotia in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                        (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                        (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding

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                                                  RECEIVABLES PURCHASE AGREEMENT

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
      or governmental proceeding against the Servicer, which, individually or in the aggregate, if adversely determined, would reasonably be expected to result in a judgment in excess of $50,000,000; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                        (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                        (iv) Termination Date. The occurrence of the
      "Termination Date" under and as defined in the Receivables Sale Agreement.

                        (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

                        (vi) Downgrade of Originator. Any downgrade in the rating of any Indebtedness of Originator by Standard & Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure of the Servicer to so qualify or to maintain such qualification could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Seller Party will furnish to the Agent and Scotia from time to time such information with respect to it and the Receivables as the Agent or the Required Purchasers may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller Party relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Seller Party's financial condition or the Receivables and the Related Security or any Seller Party's performance under any of the Transaction Documents or any Seller Party's performance

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters.

                  (e) Keeping and Marking of Records and Books.

                        (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                        (ii) Such Seller Party will (A) on or prior to June 28, 2001, identify in its general ledger a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent
      (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                  (h) Ownership. Seller will (or will cause Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all such Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Originator. Therefore, from and after June 28, 2001, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                        (A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                        (B) compensate all employees, consultants and agents directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

                        (C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of Originator, Seller shall lease such office at a fair market rent;

                                                            AMENDED AND RESTATED
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
                        (D) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                        (E) conduct all transactions with Originator, the Servicer and any Affiliate thereof (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator or any Affiliate thereof on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                        (F) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                        (G) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                        (H) maintain Seller's books and records separate from those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator and any Affiliate thereof;

                        (I) prepare its financial statements separately from those of Originator and insure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                        (J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof (other than any Excluded Receivables) and only maintain bank accounts or other depository accounts to which Seller alone is the account party;

                        (K) pay all of Seller's operating expenses from Seller's own assets (except for certain payments by Originator or

                                                            AMENDED AND RESTATED
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                                     Page 23
      other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                        (L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                        (M) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                        (N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Required Purchasers;

                        (O) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                        (P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
      stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                        (Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Carter, Ledyard & Milburn, as counsel for Seller, in connection with the closing or initial Incremental Purchase under the Original Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control or establish "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement. With respect to any Lock-Box or Collection Account, Seller shall take all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over such Lock-Box or Collection Account. So long as no Amortization Event or Potential Amortization Event shall have occurred and be continuing, the Servicer will be permitted to transfer proceeds from a Lock-Box or Collection Account to another account of Servicer, provided that at all times Servicer will hold such payments or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers subject to application pursuant to Sections 2.2 and 2.3 hereof.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Company, the Agent or any Financial Institution.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such liability insurance as Seller shall deem appropriate in its good faith business judgment. The Agent, for the benefit of the Purchasers, shall be named as an additional insured with respect to all such liability insurance maintained by Seller. Seller will pay or cause to be paid, the premiums therefor and deliver to the Agent evidence satisfactory to the Agent of such insurance

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
coverage. Copies of each policy shall be furnished to the Agent and any Purchaser in certificated form upon the Agent's or such Purchaser's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

                  (m) Payment to Originator. With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

                  (n) Segregation of Other Servicer Collected Funds. Upon the request of the Agent or Scotia and subject to the Servicer's ability to do so, the Servicer shall, within six days of the date any Other Servicer Collected Funds are deposited, credited or funded to any Collection Account, (i) specifically identify all such Other Servicer Collected Funds and (ii) cause all Other Servicer Collected Funds to be transferred from the applicable Collection Account.

                  (o) Elimination of Other Servicer Collected Funds. Within 60 days of the date hereof, each Seller Party shall eliminate all Other Servicer Collected Funds from, and prevent all Other Servicer Collected Funds from being deposited, credited or otherwise funded to, any and all Collection Accounts.

      Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself (and not as to any other Seller Party), that:

                  (a) Name Change, Jurisdiction of Organization, Corporate Structure, Offices and Records. Such Seller Party will not change its name, identity, jurisdiction of organization or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given the Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
regarding payments if such new instructions require such Obligors to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

                  (e) Net Receivables Balance. At no time after June 28, 2001 shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                  (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

            Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this
Section 8.1. Avnet is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent (on behalf of the Purchasers) may, and at the direction of the Required Purchasers shall, at any time after the occurrence of

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
any Amortization Event, designate as Servicer any Person to succeed Avnet or any successor Servicer.

                  (b) Without the prior written consent of the Agent and the Required Purchasers, Avnet shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies or law firms, taking action in connection with collection activities, in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Avnet. If at any time the Agent shall designate as Servicer any Person other than Avnet, all duties and responsibilities theretofore delegated by Avnet to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to Avnet and to Seller.

                  (c) Notwithstanding the foregoing subsection (b), (i) Avnet shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder (unless a successor servicer has been designated by the Agent pursuant to Section 8.1 hereof) and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with Avnet in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Avnet in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. Avnet, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

            Section 8.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables to, remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections. The Agent shall notify Scotia of such new depositary account.

                                                            AMENDED AND RESTATED
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                                     Page 28

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the right, in its sole discretion, to direct the Servicer to take all actions that a reasonable business person, exercising prudent business judgment, would undertake to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness owed to Seller not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

                  (f) Any payment by an Obligor in connection with any Receivables in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

            Section 8.3 Collection Notices. The Agent is authorized at any time after the occurrence of any Amortization Event to date and to deliver to the Collection Banks the Collection Notices. The Agent agrees to notify the Seller promptly after the

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delivery of such Collection Notices to the Collection Banks. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the dominion and control and "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, each Collection Account and the amounts on deposit therein. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller. The Agent agrees that after delivery of a Collection Notice, the Collection Banks may continue to provide or otherwise make available to the Seller and the Servicer copies of all correspondence or other mail which will be sent directly to the Agent subsequent to the delivery of such Collection Notice pursuant to the Collection Account Agreements.

            Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

            Section 8.5 Reports. The Servicer shall prepare and forward to the Agent and Scotia (i) on the fifteenth (15th) calendar day of each month (or if such day is not a Business Day, the next Business Day) and at such times as the Agent or the Required Purchasers shall request, a Monthly Report (which shall include a work sheet calculating the Net Receivables Balance and the amount of Eligible Receivables) and (ii) at such times as the Agent or the Required Purchasers shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

            Section 8.6 Servicing Fees. In consideration of Avnet's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Avnet shall continue to perform as Servicer hereunder, Seller shall pay over to Avnet a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1/12 of 1% per annum (in an aggregate amount equal to 1% per annum) of the average Net Receivables Balance during such period, as compensation for its servicing activities.

            Section 8.7 Limited Recourse to Servicer. Purchasers shall have no recourse to Servicer for any amounts due hereunder, other than those specifically provided to be paid by Servicer hereunder and under the other Transaction Documents, including, without limitation, for amounts payable pursuant to Section 10.1(b) hereof.

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                                   ARTICLE IX
                               AMORTIZATION EVENTS

            Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Seller Party shall fail (i) to make any payment or deposit required to be made by such Seller Party hereunder when due and, for any such payment or deposit which is not in respect of Capital, such failure continues for one (1) day, or (ii) to perform or observe any term, covenant or agreement applicable to it hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) or any other Transaction Document and such failure shall continue for three (3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

                  (c) Failure of Seller to pay any Indebtedness when due; or the failure of Servicer to pay any Indebtedness in excess of $35 million, individually or in the aggregate, when due; or the default by Servicer, or any affiliate of Servicer which is a party thereto, in the performance of any term, provision or condition contained in the Avnet 364-Day Credit Agreement or in the Avnet Multi-Year Credit Agreement, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of any Seller Party in excess of $35 million (other than the Avnet 364-Day Credit Agreement and the Avnet Multi-Year Credit Agreement) shall be caused to be declared due and payable, or shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any Seller Party or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or
(ii) above in this subsection (d).

                  (e) Seller shall fail to comply with the terms of Section 2.6 hereof.

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                  (f) As at the end of any calendar month, the three-month
rolling average of the Delinquency Ratio Trigger shall exceed 9.25%, or the three-month rolling average of the Dilution Ratio Trigger shall exceed 8.25% or the three-month rolling average of the Loss Ratio Trigger shall exceed 5.25%.

                  (g) A Change of Control shall occur.

                  (h) The senior unsecured long-term debt rating of Avnet shall fall below BBB, as determined by Standard & Poor's Ratings Services, and shall fall below Baa2, as determined by Moody's Investors Service, Inc.

                  (i) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                  (j) The "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                  (k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

            Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) with prior written notice to the Servicer (except as provided in the following proviso), declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers

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
otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC (or any comparable law), all of which rights shall be cumulative.

                                   ARTICLE X
                                 INDEMNIFICATION

            Section 10.1 Indemnities by The Seller Parties. (a) Without limiting any other rights that the Agent, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Funding Source, each Purchaser and their respective Affiliates, assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any purchase hereunder, or the acquisition, funding or ownership, either directly or indirectly, by a Purchaser or a Funding Source of a Purchaser Interest or of an interest in the Receivables, or any Receivable or any Contract or any Related Security, or any action of any Seller Party or any Affiliate of any Seller Party, excluding, however:

                        (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                        (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                        (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Purchasers to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified

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
Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                        (iv) any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                        (v) the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                        (vi) any failure of Seller, the Servicer or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                        (vii) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                        (viii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                        (ix) the commingling of Collections of Receivables at any time with other funds;

                        (x) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or Originator in which any Indemnified

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
      Party becomes involved as a result of any of the transactions contemplated hereby;

                        (xi) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                        (xii) any Amortization Event described in Section
      9.1(d);

                        (xiii) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                        (xiv) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                        (xv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC (or any comparable law) of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                        (xvi) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                        (xvii) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

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
                        (xviii) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

                  (b) Without limiting any other rights that the Agent, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however:

                        (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                        (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                        (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Servicer or limit the recourse of the Purchasers to Servicer for amounts otherwise specifically provided to be paid by Servicer under the terms of this Agreement.

            Section 10.2 Increased Cost and Reduced Return.

            If after June 28, 2001 with respect to any Funding Source relating to the Bank One Company, or after the date hereof with respect to any other Funding Source, any such Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any

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
Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

            Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent and each Purchaser on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for each Purchaser and the Agent (which such counsel may be employees of any Purchaser or the Agent) with respect thereto and with respect to advising any Purchaser and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent and each Purchaser on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Seller shall reimburse each Company on demand for all other costs and expenses incurred by such Company ("Other Costs"), including, without limitation, the cost of auditing such Company's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Company or any counsel for any shareholder of such Company with respect to advising such Company or such shareholder as to matters relating to such Company's operations.

            Section 10.4 Allocations. Each Company shall allocate the liability for Other Costs among Seller and other Persons with whom such Company has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to Seller and not attributable to any Other Seller, Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be

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
made by the applicable Company in its sole discretion and shall be binding on Seller and the Servicer.

                                   ARTICLE XI
                                    THE AGENT

            Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing or continuation statements (and amendments thereto and assignments or terminations thereof) on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

            Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the

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
perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

            Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

            Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

            Section 11.6 Reimbursement and Indemnification. Each Financial Institution agrees to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably based on the ratio of each such indemnifying Financial Institution's Commitment to the aggregate Commitment, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

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            Section 11.7 Agent in its Individual Capacity. The Agent and its
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Related Financial Institution," "Financial Institutions," "Purchasers," and "Related Financial Institutions," shall include the Agent in its individual capacity.

            Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity), resign as Agent. If the Agent shall resign, then the Required Purchasers during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Purchasers during such five-day period, then effective upon the termination of such five-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

            Section 12.1 Assignments. (a) Seller, the Servicer, the Agent and each Purchaser hereby agree and consent to the complete or partial assignment by any Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Company shall be released from its obligations so assigned. Further, Seller, the Servicer, the Agent and each Purchaser hereby agree that any assignee of any Company of this Agreement or of all or any of the Purchaser Interests of any Company shall have all of the rights and benefits under this Agreement as if the term "Company" explicitly referred to and included such party (provided that (i) the Purchaser Interests of any such assignee that is a Company or a commercial paper conduit shall accrue CP Costs based on such Company's Company Costs or on such commercial paper conduit's cost of funds, respectively, and (ii) the Purchaser Interests of any other such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Company hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

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                  (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Company in such selling Financial Institution's Purchaser Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or the Company in such selling Financial Institution's Purchaser Group, an enforceability opinion in form and substance satisfactory to the Agent and such Company. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial
Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution (including, without limitation, the applicable obligations of a Related Financial Institution) under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                  (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of the Company in such Affected Financial Institution's Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution's Purchaser Group or (y) another funding entity nominated by the Agent or Scotia and acceptable to the Company in such Affected Financial Institution's Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions in such Affected Financial Institution's Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Affected Financial Institution's Purchaser Group.

            Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution's Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and

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Seller, each Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

                                  ARTICLE XIII
                                  MISCELLANEOUS

            Section 13.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b). Each Company, Seller and the Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                        (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share, any Company's Pro Rata Share, any Financial Institution's Commitment or any Company's Company Purchase Limit (other than, to the extent applicable, pursuant to Section 4.6 or the terms of any Funding Agreement), (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 13.1(b) or Section 4.6 or Section 13.6, (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (F) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

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                        (ii) without the written consent of the then Agent,
      amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

                        (iii) without the written consent of the Agent and each Purchaser (A) amend, modify or waive any Potential Amortization Event or Amortization Event; (B) change the definition of "Aggregate Reserves," "Concentration Limits," "Default Ratio," "Delinquency Ratio Trigger," "Dilution Horizon Factor," "Dilution Reserve," "Dilution Ratio," "Dilution Percentage," "Dilution Ratio Trigger," "Eligible Receivable," "Loss Horizon Factor," "Loss Reserve," "Loss Percentage,""Loss Ratio Trigger," and "Servicing and Yield Reserve,"; (C) amend, modify or waive any provision in Article IX; or (D) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (C) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Purchasers and each Company may enter into amendments to modify any of the terms or provisions of Article XI, Section 13.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

            Section 13.2 Notices. Except as provided in this Section 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 13.2. Seller hereby authorizes the Agent and the Purchasers to effect purchases and selections of Tranche Periods and Discount Rates based on telephonic notices made by any Person whom the Agent or applicable Purchaser in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent and each applicable Purchaser a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or applicable Purchaser, the records of the Agent or applicable Purchaser shall govern absent manifest error.

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            Section 13.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            Section 13.4 Protection of Ownership Interests of the Purchasers.
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, Seller will, upon the request of the Agent, file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interest. At any time after an Amortization Event or Potential Amortization Event shall have occurred and be continuing, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligor of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time after the occurrence of any Amortization Event in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to authorize on behalf of such Seller Party as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization by each Seller Party set forth in the

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
second sentence of this Section 13.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

            Section 13.5 Confidentiality. (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, except as required by law, and the other confidential or proprietary information with respect to the Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), including disclosure in the financial statements of each of the Seller Parties of the existence and financial effects of the transactions contemplated by this Agreement.

                  (a) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or the Companies by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One or Scotia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Except as provided in this clause (b) above, the Agent, Bank One, NA (Main Office Chicago), as a Purchaser, and the other Purchasers shall maintain and shall cause each of its employees and officers to maintain the confidentiality of any confidential or proprietary information with respect to the Seller Parties obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein.

            Section 13.6 Bankruptcy Petition. Seller, the Servicer, the Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Company or any Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

            Section 13.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Company, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Company, the Agent or

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any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 13.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

            Section 13.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK.

            Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

            Section 13.11 Integration; Binding Effect; Survival of Terms.

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                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 13.5 and 13.6 shall be continuing and shall survive any termination of this Agreement.

            Section 13.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

            Section 13.13 Bank One Roles. Each of the Purchasers acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for the Bank One Company or any Financial Institution in the Bank One Company's Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper,
(iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the Bank One Company or any Financial Institution in the Bank One Company's Purchaser Group (collectively, the "Bank One Roles"). Without limiting the generality of this Section 13.13, each Purchaser hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the Bank One Company.

            Section 13.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and

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the Agent for all representations, warranties, covenants and indemnities made by
Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or Originator.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC (or any comparable law) and other applicable law, which rights and remedies shall be cumulative.

            Section 13.15 Assignment of Bank One Company's and Bank One's Interests under the Original Agreement. In furtherance of, and without limiting any other provision of, this Agreement and the transactions contemplated hereby, the parties hereto hereby effect the following assignments and assumptions:

                  (a) Assignment to the Scotia Company. At or before 12:00 noon (Chicago time) on the date hereof the Scotia Company shall pay to the Bank One Company, in immediately available funds, an amount equal to $112,482,509, representing 33.3333333% of the outstanding Capital of the Bank One Company's Purchaser Interests (such amount, being hereinafter referred to as the "Scotia Capital"); whereupon, the Bank One Company shall be deemed to have sold, transferred and assigned to the Scotia Company, without recourse, representation or warranty, and the Scotia Company shall be deemed to have hereby irrevocably taken, received and assumed from the Bank One Company, the Scotia Capital and all related rights and obligations hereunder, under the Original Agreement and under the other Transaction Documents.

                  (b) Assignment to Scotia. On the date hereof, Bank One shall be deemed to have hereby transferred and assigned to Scotia, without recourse, representation or warranty, and Scotia shall be deemed to have hereby irrevocably taken, received and assumed from Bank One, 14.28571% of Bank One's Commitment under the Original Agreement representing $51,000,000 and all rights and obligations associated therewith (including, without limitation, the rights and obligations of a Financial Institution) under the terms hereof and of the Original Agreement, including, without limitation, Bank One's future funding obligations under Article I of the Original Agreement; provided that Scotia shall be the Scotia Company's Related Financial Institution and not the Bank One Company's Related Financial Institution; and provided, further, that following such assignment the Commitment of Scotia and the Commitment of Bank One shall be in the applicable amount set forth on Schedule A.

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            Section 13.16 Confirmation and Ratification of Terms.

                  (a) Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.

                  (b) The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Original Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                  (c) The effect of this Agreement is to amend and restate the Original Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Agent or any Purchaser existed in the Original Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after June 28, 2001. This Agreement is not a novation.

                  (d) The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Original Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

                  (e) The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Original Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

                           (SIGNATURE PAGES FOLLOW)

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                        AVNET RECEIVABLES CORPORATION, as Seller


                        By:      /s/ David R. Birk
                              --------------------------------------------
                        Name:    David R. Birk
                        Title:   Vice President and Secretary

                        Address: 2211 South 47th Street
                                 Phoenix, Arizona 85034
                                 Attention: President

                        Fax:     (480) 643-7199


                        AVNET, INC., as Servicer


                        By:      /s/ Raymond Sadowski
                              --------------------------------------------
                        Name:    Raymond Sadowski
                        Title:   Senior Vice President and Chief Financial
                                 Officer

                        Address: 2211 South 47th Street
                                 Phoenix, Arizona 85034
                                 Attention: Treasurer

                        Fax:     (480) 643-7199

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                        PREFERRED RECEIVABLES FUNDING CORPORATION, as a
                        Company


                        By:         /s/ Elizabeth R. Cohen
                              ------------------------------------------
                                    Authorized Signatory

                        Address:    c/o Bank One, NA (Main Office Chicago),
                                          as agent
                                    Asset Backed Finance
                                    Suite IL1-0079, 1-19
                                    1 Bank One Plaza
                                    Chicago, Illinois  60670-0079

                        Fax:        (312) 732-1844



                        BANK ONE, NA (MAIN OFFICE CHICAGO), as a Financial Institution and as Agent


                        By:         /s/ Elizabeth R. Cohen
                              ------------------------------------------
                        Name:       Elizabeth R. Cohen
                        Title:      Authorized Signatory

                        Address: Bank One, NA (Main Office Chicago) Asset Backed Finance
                                    Suite IL1-0596, 1-21
                                    1 Bank One Plaza
                                    Chicago, Illinois  60670-0596

                        Fax:        (312) 732-4487

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                        LIBERTY STREET FUNDING CORP., as a Company

                        By:        /s/ Andrew L. Stidd
                              ----------------------------------------------
                        Name:      Andrew L. Stidd
                        Title:     President

                        Address: c/o Global Securitization Services, LLC 114 West 47th Street, Suite 1715
                                   New York, NY  10036
                                   Attn:  Andrew L. Stidd

                        Fax:       (212) 302-8767



                        THE BANK OF NOVA SCOTIA, as a Financial Institution


                        By:        /s/ Michael Eden
                              ------------------------------------------
                        Name:      Michael Eden
                        Title:     Director

                        Address:   The Bank of Nova Scotia
                                   One Liberty Plaza
                                   New York, NY  10006
                                   Attn: Richard Taiano

                        Fax:       (212) 225-5090

                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder with respect to the Scotia Company means the period from (and including) the date hereof to (and including) February 28, 2002.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Financial Institution" has the meaning specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

         "Aggregate Reduction" has the meaning specified in Section 1.3.

         "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Servicing and Yield Reserve.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

         "Agreement" means this Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

         "Amortization Date" means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in
Section 9.1(d)(ii), (ii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iii) the date which is thirty (30) Business Days after the Agent's receipt of written notice from Seller that it wishes to


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-1
terminate the facility evidenced by this Agreement and (iv) the Facility Termination Date.

         "Amortization Event" has the meaning specified in Article IX.

         "Applicable Margin" means on any date the applicable spread set forth below based upon the ratings of Avnet, Inc. applicable on such date to any Long-Term Debt then outstanding:

                                            Applicable Margin
                                            -----------------
Category 1
A or higher by S&P or A2
or higher by Moody's                              0.250%

Category 2
A- or higher by S&P or A3
or higher by Moody's (and
not Category 1)                                   0.375%

Category 3
BBB+ or higher by S&P
or Baa1 or higher by
Moody's (and not Category 2)                      0.475%

Category 4
BBB or higher by S&P or
Baa2 or higher by
Moody's (and not
Category 1, 2 or 3)                               0.575%

Category 5
Lower than BBB by S&P
and lower than Baa2 by
Moody's                                           0.800%

For purposes of the foregoing, (i) if no rating for Long-Term Debt shall be available from either Moody's or S&P, such rating agency shall be deemed to have established a rating for the Long-Term Debt of Avnet which is one rating grade higher than the subordinated debt rating grade of Avnet, (ii) if no rating for Long-Term Debt or subordinated debt of Avnet shall be available from either Moody's or S&P, the Applicable Margin shall be as set forth in Category 5, (iii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be based upon the numerically lower Category, provided, however, that if such ratings shall differ by more than two numerical Categories, the Applicable Margin shall be based on the Category that is two numerical Categories lower than the Category containing the lower rating and (iv) if any rating established or deemed to have been established by


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-2

Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all LIBO Rate funds that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Facility Termination Date, Avnet and the Agent shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. In addition, for the purposes of this definition, (i) "S&P" means Standard & Poor's Ratings Services and its successors, and (ii) "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Assignment Agreement" has the meaning set forth in Section 12.1(b).

         "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

         "Avnet 364-Day Credit Agreement" means that certain Credit Agreement (364-Day), dated as of October 25, 2001, among Avnet, Inc. and certain other borrowers and lenders party thereto and Bank of America, N.A., as Administrative Agent, as the same may be from time to time be supplemented, amended or modified, together with any renewals, replacements, extensions or refinancings or substitution refinancings of such agreement or the related Indebtedness.

         "Avnet Multi-Year Credit Agreement" means that certain Credit Agreement (Multi-Year), dated as of October 25, 2001, among Avnet, Inc. and certain other borrowers and lenders party thereto and Bank of America, N.A., as Agent, as the same may be from time to time be supplemented, amended or modified, together with any renewals, replacements, extensions or refinancings or substitution refinancings of such agreement or the related Indebtedness.

         "Avnet Companies" means Avnet, Inc. and each corporation or any other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time directly or indirectly owned by Avnet, Inc.

         "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

         "Bank One Company" means Preferred Receivables Funding Corporation and its successors.

         "Broken Funding Costs" means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned, transferred or funded pursuant to a Funding Agreement or otherwise transferred or terminated prior to the date on which it was


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-3
originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or any Purchaser which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

         "Capitalized Lease Indebtedness" means indebtedness incurred pursuant to a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

         "Change of Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Servicer or (ii) Avnet shall cease to own 100% of the outstanding Capital Stock of Seller free and clear of any Adverse Claim.

         "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-4
which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible or (iv) which has been identified by Seller as uncollectible.

         "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

         "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI, or otherwise in a form approved by Agent, among Originator, Seller, the Agent and a Collection Bank.

         "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

         "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

         "Commercial Paper" means promissory notes of any Company issued by such Company in the commercial paper market.

         "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from Seller to the extent that the Company in its Purchaser Group declines to purchase such Purchaser Interests, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Costs" has the meaning set forth in Schedule C to this Agreement in connection with each respective Company.

         "Company Purchase Limit" means, for each Company, the purchase limit of such Company with respect to the purchase of Purchaser Interests from Seller, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Company's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including Section 4.6(b)) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                     Exh I-5

         "Concentration Limit" means, at any time, for any Obligor, 3.25% of the aggregate Capital of the Purchaser Interests, or such other amount (a "Special Concentration Limit") for such Obligor designated by the Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Required Purchasers may, upon not less than three Business Days' notice to Seller, cancel any Special Concentration Limit.

         "Consent Notice" has the meaning set forth in Section 4.6(a).

         "Consent Period" has the meaning set forth in Section 4.6(a).

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract" means, with respect to any Receivable, any and all instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

         "CP Costs" means, for each day, the aggregate discount or yield accrued with respect to the Purchaser Interests of each respective Company as determined in accordance with Schedule C to this Agreement.

         "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date of the Original Agreement and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

         "Debt" of any Person means at any date, without duplication (i.e., in calculating the Debt of the Avnet Companies at any time, without counting the Guarantee by any such Person of the Debt of any other such Person), (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (d) all Capitalized Lease Indebtedness, (e) all Debt of others secured by an Adverse Claim on any asset of such Person, whether or not such Debt is assumed by such Person (to the extent of the lesser of the amount of such Debt and the book value of any assets subject to such Adverse Claim), (f) the maximum amount available to be drawn under all outstanding standby letters of credit or acceptances issued or created for the account of such Person, (g) to the extent of any Maturing Amount thereof, any Preference Stock, and (h) all Debt of others


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-6

Guaranteed by such Person (to the extent of the lesser of the amount of such Debt Guaranteed or the amount of such Guarantee). The Debt of any Person shall exclude trade accounts payable and accrued expenses arising in the ordinary course of such Person's business.

         "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time
(i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable.

         "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of
(i) $1000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

         "Default Ratio" means (X) for any calendar month prior to March of 2001, an amount (expressed as a percentage) equal to (i) the sum of (A) forty percent (40%) of the aggregate Outstanding Balance of all Receivables that were unpaid for more than 91 days after the original due date as of the last day of such calendar month and (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such calendar month divided by (ii) the aggregate gross sales of the Originator during the calendar month four calendar months prior to such calendar month and (Y) for any calendar month from and including March of 2001, an amount (expressed as a percentage) equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables that were unpaid for 91 days or more (but less than 121 days) after the original due date as of the last day of such calendar month and (B) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables during such calendar month divided by (ii) the aggregate Outstanding Balance of Receivables originated during the calendar month that is the fourth calendar month prior to such calendar month.

         "Defaulted Receivable" means a Receivable (i) as to which any payment, or part thereof, remains unpaid for 91 calendar days or more from the original due date for such payment or (ii) that becomes a Charged-Off Receivable prior to 91 calendar days after the original due date.

         "Delinquency Ratio Trigger" means, at any time, a percentage equal to
(i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-7

         "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

         "Designated Obligor" means an Obligor indicated by the Agent to Seller in writing.

         "Dilution Horizon Factor" means, at any time, a percentage equal to (i) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the two calendar month period then most recently ended, divided by (ii) the aggregate Outstanding Balance of all Non-Delinquent Receivables at the end of the calender month period then most recently ended.

         "Dilution Percentage" means as of any date of determination the greater of (i) 5% and (ii) a percentage calculated in accordance with the following formula:

         DP = [(2 x ADR) + [(HDR - ADR) x (HDR/ADR)]] x DHF]

         where:

                  DP       =      the Dilution Percentage;

                  ADR      =      the average of the monthly Dilution Ratios
                                  occurring during the 12 most recent calendar months;

                  HDR      =      the highest average three-month Dilution Ratio
                                  occurring during the 12 most recent calendar months; and

                  DHF      =      the Dilution Horizon Factor at such time.

         "Dilution Ratio" means, at any time, a percentage equal to (i) the aggregate amount of Dilutions, less the amount of such Dilutions for which the related Receivables are rebilled to the Obligor, which occurred during the calendar month period then most recently ended, divided by (ii) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the calendar month period two months prior to the month then most recently ended.

         "Dilution Ratio Trigger" means, at any time, a percentage equal to (i) the aggregate amount of Dilutions, less the amount of such Dilutions for which the related Receivables are rebilled to the Obligor, which occurred during the calendar month period then most recently ended, divided by (ii) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the calendar month period two months prior to the month then most recently ended.

         "Dilution Reserve" means, on any date, an amount equal to (i) the greater of (a) 5% and (b) the Dilution Percentage, multiplied by (ii) the Net Receivables Balance as of the close of business of the Servicer on such date.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-8

         "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".

         "Discount Rate" means, the LIBO Rate or the Prime Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

         "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto;
         (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency,

                  (ii) the Obligor of which is not the Obligor of any Defaulted Receivable, which in the aggregate constitute more than 25% of all Receivables of such Obligor,

                  (iii) which is not a Charged-Off Receivable or a Delinquent Receivable,

                  (iv) which by its terms is due and payable (A) within 45 calendar days of the original billing date therefor and has not had its payment terms extended or (B) within 60 calendar days of the billing date therefor and has not had its payment terms extended, provided that with respect to subsection (B) hereof the total amount of Eligible Receivables permitted pursuant to this subsection (B) shall not exceed, on the date of any Monthly Report, 10% of the aggregate amount of Eligible Receivables as set forth on such Monthly Report,

                  (v) which is an "account" within the meaning of the UCC of all applicable jurisdictions,

                  (vi) which is denominated and payable only in United States dollars in the United States,

                  (vii) which arises under a Contract in substantially the form of or containing comparable basic provisions as one of the form contracts set forth on Exhibit IX hereto, or if such form contracts are modified in any material respect, the Seller Parties will use reasonable efforts to give prior written notice of and provide a copy of such modified Contract to the Agent prior to its use, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-9

                  (viii) which arises under a Contract which does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                  (ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale or lease of goods or the provision of services by Originator,

                  (x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                  (xi) which satisfies all applicable requirements of the Credit and Collection Policy,

                  (xii) which was generated in the ordinary course of Originator's business,

                  (xiii) which arises solely from the sale of goods or the provision of services, to the related Obligor by Originator, and not by any other Person (in whole or in part),

                  (xiv) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

                  (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

                  (xvi) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

                  (xvii) all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-10

         Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Excluded Receivable" means all indebtedness and other obligations owed to Originator or in which Originator has a security interest or other interest (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale or lease of goods or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto, which, in any case, General Electric Capital Corporation has or could finance, fund, purchase or otherwise acquire pursuant to that certain Agreement, dated October 12, 1998, between General Electric Capital Corporation and Avnet, Inc. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Excluded Receivable separate from an Excluded Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Excluded Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation. For the avoidance of doubt, 'Excluded Receivable' shall include, without limitation, all such indebtedness and other obligations for which AlliedSignal, Inc. or Honeywell International Inc. is the account debtor during the period that the Agreement, dated October 12, 1998, between General Electric Capital Corporation and Avnet, Inc. is in effect.

         "Extension Notice" has the meaning set forth in Section 4.6(a).

         "Facility Account" means Seller's Account No. 5546079 at Bank One.

         "Facility Termination Date" means the earliest of (i) June 28, 2006,
(ii) the Liquidity Termination Date and (iii) the Amortization Date.

         "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-11
received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means each of (i) the amended and restated letter agreements relating to the payment of fees to Agent, dated as of the date hereof, among Seller, the Bank One Company and the Agent, as each such letter agreement may be amended or modified and in effect from time to time and (ii) the letter agreement relating to the payment of fees to the Scotia Company and to Scotia, dated as of the date hereof, among Seller, the Scotia Company and Scotia, as it may be amended or modified and in effect from time to time.

         "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Company.

         "Funding Source" means with respect to any Company (i) such Company's Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Company.

         "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsement for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-12

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Independent Director" shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, Originator, or any of their respective Subsidiaries or Affiliates, or
(B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

         "LIBO Rate" means the sum of (i)(a) the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London Interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period and for delivery on the first day of such Tranche Period, for the number of days comprised therein, and in an amount equal to or comparable to the amount of the Capital associated with such Tranche Period (provided, that if at least two such offered rates appear on Telerate Page 3750, the rate in respect of such Tranche Period will be the arithmetic mean of such offered rates), divided by (b) one minus a percentage (expressed as a decimal) equal to the daily average during such Tranche Period of the percentage in effect on each day of such Tranche Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D, plus (ii) the Applicable Margin. If for any reason the foregoing rates are unavailable from the Telerate service, then such rate of interest shall be based upon Reuters or another market quotation rate source as determined by Bank One, N.A..

         "Liquidity Provider Termination Date" has the meaning set forth in
Section 2.2.

         "Liquidity Termination Date" means June 27, 2002.

         "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-13

         "Long-Term Debt" means, at any time, in respect of Avnet, any publicly-held senior unsecured debt obligations outstanding at any such time with a maturity more than one year after the date of any determination hereunder.

         "Loss Horizon Factor" means, at any time, a percentage equal to (i) the aggregate amount of Receivables, less the amount of such Receivables that are rebilled to the Obligor, originated during the three calendar month period then most recently ended, divided by (ii) the aggregate Outstanding Balance of all Non-Delinquent Receivables at the end of the calender month period then most recently ended.

         "Loss Percentage" means at any time the greater of (i) 10% and (ii) a percentage calculated in accordance with the following formula:

                  LP = 2 x LHF x LR

         where:

                  LP       =      the Loss Percentage;

                  LHF      =      the Loss Horizon Factor; and

                  LR       =      the highest three month rolling average
                                  of the Default Ratios occurring during the 12 most recent calendar months.

         "Loss Reserve" means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

         "Loss Ratio Trigger" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Defaulted Receivables at such time, divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement,
(iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "Maturing Amount" means, with respect to any Preference Stock, an amount equal to the aggregate amount of such Preference Stock that will or may become due before the "Scheduled Maturity Date" as defined in the Avnet 364-Day Credit Agreement (or the analogous date set forth in any agreement renewing, replacing, extending or refinancing the Avnet 364-Day Credit Agreement or the related Indebtedness) as a result of any scheduled maturity, amortization or mandatory redemption thereof.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-14

         "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agent and Scotia pursuant to Section 8.5.

         "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

         "Non-Delinquent Receivables" means, at any time, the aggregate Outstanding Balance of all Receivables that are not Delinquent Receivables.

         "Non-Renewing Financial Institution" has the meaning set forth in
Section 4.6(a).

         "Obligations" shall have the meaning set forth in Section 2.1.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.

         "Originator" means Avnet, Inc., in its capacity as seller under the Receivables Sale Agreement.

         "Original Agreement" has the meaning set forth in the Preliminary Statements to this Agreement.

         "Other Servicer Collected Funds" means any cash collections, other cash proceeds or other amounts deposited, credited or funded to any Collection Account, to the extent such cash collections, other cash proceeds or other amounts do not constitute Collections.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

         "Participant" has the meaning set forth in Section 12.2.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Pooled Commercial Paper" has the meaning set forth in Schedule C to this Agreement.

         "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

         "Preference Stock" means, with respect to any issuer, capital stock of such issuer which, under the certificate of incorporation and by-laws or other constitutional documents of such issuer, such issuer is entitled to a preference over any other capital


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-15
stock of such issuer as to payment of dividends and/or distributions upon the voluntary or involuntary liquidation of such issuer.

         "Prime Rate" means a rate per annum equal to the higher of (1) prime rate of interest announced from time to time by Bank One or its parent and (2) the Federal Funds Effective Rate most recently determined by Bank One plus -1/2%.

         "Proposed Reduction Date" has the meaning set forth in Section 1.3.

         "Pro Rata Share" means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by
(ii) the aggregate amount of all Commitments of all Financial Institutions in such Financial Institution's Purchaser Group, adjusted as necessary to give effect to the application of the terms of Section 4.6 and (b) for each Company, a percentage equal to (i) the Company Purchase Limit of such Company, divided by
(ii) the aggregate amount of all Company Purchase Limits of all Companies hereunder.

         "Purchase Limit" means $450,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b).

         "Purchase Notice" has the meaning set forth in Section 1.2.

         "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

         "Purchaser Group" means with respect to (i) each Company, a group consisting of such Company and its Related Financial Institutions and (ii) each Financial Institution, a group consisting of such Financial Institution, the Company for which such Financial Institution is a Related Financial Institution and each other Financial Institution that is a Related Financial Institution for such Company.

         "Purchasers" means each Company and each Financial Institution.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-16

                                       C
                                 --------------
                                   (NRB - AR)

         where:

                  C          =        the Capital of such Purchaser Interest.

                  AR         =        the Aggregate Reserves.

                  NRB        =        the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

         "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

         "Receivable" means all indebtedness and other obligations owed to Seller or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement, the Original Agreement or hereunder) or in which Seller or Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, that 'Receivable' shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

         "Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of June 28, 2001 and amended by the RSA Amendment, between Originator and Seller, as the same may be further amended, restated or otherwise modified from time to time.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-17

         "Reduction Notice" has the meaning set forth in Section 1.3.

         "Regulatory Change" has the meaning set forth in Section 10.2(a).

         "Reinvestment" has the meaning set forth in Section 2.2.

         "Related Financial Institution" means with respect to each Company, each Financial Institution set forth opposite such Company's name in Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.

         "Related Security" means, with respect to any Receivable:

                  (i) all of Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all guaranties, letters of credit, insurance, "supporting obligations" (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all service contracts and other contracts and agreements associated with such Receivable,

                  (v) all Records related to such Receivable,

                  (vi) all of Seller's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

                  (vii) all proceeds of any of the foregoing.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-18

         "Required Notice Period" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

     Aggregate Reduction                      Required Notice Period
     -------------------                      ----------------------
(Less than
  or equal to) $100,000,000                   two Business Days

 $100,000,000 to $250,000,000                 five Business Days

(Greater than) $250,000,000                   ten Business Days

         "Required Purchasers" means, at any time, collectively, the Financial Institutions with Commitments in excess of 66-2/3% of the aggregate Commitments and the Companies with Company Purchase Limits in excess of 66-2/3% of the aggregate amount of all Company Purchase Limits of all Companies hereunder.

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to the Originator or its Affiliates in reimbursement of actual management services performed).

         "RSA Amendment" means that certain Amendment No. 1 to Receivables Sale Agreement, dated as of February 6, 2002, between Originator and Seller.

         "Scotia" has the meaning set forth in the Preliminary Statements to this Agreement.

         "Scotia Capital" has the meaning set forth in Section 13.15(a).

         "Scotia Company" has the meaning set forth in the Preliminary Statements to this Agreement.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-19

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

         "Servicing and Yield Reserve" means, on any date, an amount equal to 2% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

         "Servicing Fee" has the meaning set forth in Section 8.6.

         "Settlement Date" means (A) the 20th calendar day at each month (and if such day is not a Business Day, then the next Business Day), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of any Financial Institution.

         "Settlement Period" means (A) in respect of each Purchaser Interest of the Companies, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of any Financial Institution, the entire Tranche Period of such Purchaser Interest.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

         "Terminating Commitment Amount" means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus, an amount equal to 2% of such Commitment.

         "Terminating Commitment Availability" means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to clause (iii) of the proviso to the penultimate sentence of Section 4.6(b)) of such Terminating Financial Institution, minus, an amount equal to 2% of such Commitment minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution.

         "Terminating Financial Institution" shall have the meaning set forth in
Section 4.6(b).

         "Termination Percentage" has the meaning set forth in Section 2.2.

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-20

                  (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three, four or six months, commencing on a Business Day selected by Seller or the applicable Financial Institution pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Financial Institution, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Financial Institution.

         "Transaction Documents" means, collectively, this Agreement, the Original Agreement, each Purchase Notice, the Receivables Sale Agreement, the RSA Amendment, each Collection Account Agreement, the Fee Letters, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith or in connection with the Original Agreement.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All section references herein to the UCC shall include all successor sections under any subsequent version or amendment to any Article of the UCC.


                                                            AMENDED AND RESTATED
                                                  RECEIVABLES PURCHASE AGREEMENT
                                    Exh I-21